EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-120402) pertaining to the United Industrial Corporation 3.75% Convertible Senior Notes due 2024, in the Registration Statement (Form S-8, No. 333-120577) pertaining to the United Industrial Corporation 2004 Stock Option Plan, in the Registration Statement (Form S-8, No. 33-57065) pertaining to the United Industrial Corporation 401(k) Retirement Savings Plan, in the Registration Statements (Form S-8, Nos. 333-110619, 333-85819, 33-53911, 333-19517 and 333-59487) pertaining to the United Industrial Corporation 1994 Stock Option Plan, and in the Registration Statement (Form S-8, No. 333-30103) pertaining to the United Industrial Corporation 1996 Stock Option Plan for Nonemployee Directors, of our report dated March 10, 2004 (except for Note 21, as to which the date is September 15, 2004), with respect to the consolidated financial statements of United Industrial Corporation and our report dated March 10, 2004 with respect to the financial statement schedule of United Industrial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 14, 2005